                                                                   EXHIBIT 10.18


PUT/CALL AGREEMENT

       THIS PUT/CALL AGREEMENT (the "Agreement"), dated as of August 14, 1996, by and between AGN Venturer L.L.C., a Delaware limited liability company ("Venturer") and Multimedia Games, Inc., a Texas corporation ("MMG").

                              W I T N E S S E T H:

       WHEREAS, Venturer and MMG, through its wholly owned subsidiary TV Games, Inc., a Delaware corporation ("TV Games"), each own membership units in American Gaming Network, L.L.C. (individually a "Unit" and collectively the "Units"), a Delaware limited liability company ("AGN"); and

       WHEREAS, the parties wish to provide for certain "put" and "call" rights with respect to the Units.

       NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                              Certain Definitions

       1.1 Definitions. For the purposes of this Agreement the following terms have the following meanings:

              "Affiliate", with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" or "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

              "Business Day" shall mean any day other than a Saturday, Sunday, Federal holiday or a day on which the banks in New York are required or permitted by law to be closed.

              "Effective Date" shall mean August 14, 1996.

              "Graff Note" shall mean that certain promissory note of Venturer in the principal amount of four hundred thousand dollars ($400,000) payable to Graff Pay-Per-View, Inc., a Delaware corporation.

              "Lien" shall mean any mortgage, pledge, security interest, lien, charge, encumbrance, equity, claim, option, tenancy, right or restriction on transfer of any nature whatsoever.

              "MMG Shares" shall mean a certain number of shares of Common Stock of MMG, $.01 par value, equal to the sum of (i) two hundred twenty eight thousand six hundred sixty seven (278,667) shares of Common Stock, plus (ii) that number of shares of Common Stock determined by dividing the Paid Principal by three (3).

              "Paid Principal" shall mean the amount of principal, excluding interest, which Venturer has actually paid in cash to the holder of the Graff Note pursuant to the terms of the Graff Note. "Paid Principal" does not include any payment of principal on the Graff Note made by AGN or MMG or any of MMG's Affiliates, whether such payment is made pursuant to the Graff Note, a guaranty of the Graff Note or otherwise.

              "Person" shall mean an individual, a partnership, a joint venture, a corporation, an association, a trust, an individual retirement account or any other entity or organization, including a government or any department or agency thereof.

                                   ARTICLE II

                                   Call Right

       2.1 Call Option. During the one (1) year period following the first anniversary of the Effective Date (the "Call Option Period"), MMG shall have the right, but not the obligation, to purchase (the "Call Option"), and Venturer shall be required to sell, fifty percent (50%), no more and no less, of Venturer's right, title and interest in AGN (collectively, the "Call Units") upon delivery of written notice (the "Call Notice") to Venturer of MMG's intent to exercise its Call Option.

       2.2 Purchase Price. In consideration of the sale of the Call Units, at the Closing MMG shall deliver the MMG Shares to Venturer or, at Venturer's election, to the members of Venturer in proportion to their respective interests in Venturer.

       2.3 Closing. The closing of any purchase of the Call Units by MMG shall take place at 10:00 A.M., local Oklahoma time, on the tenth (10th) Business Day after the date of the Call Notice (the "Call Closing"). At the Call Closing, Venturer shall deliver to MMG the Call Units, free and clear of all Liens, and MMG shall deliver to Venturer or Venturer's members, as the case may be, the MMG Shares, free and clear of all Liens. MMG represents and warrants to Venturer and its members that the MMG Shares shall be duly authorized, validly issued and non-assessable, when issued pursuant to this Agreement. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

       2.4 Failure to Exercise Call Option. Failure of MMG to exercise its Call Option pursuant to this Article II within the Call Option Period shall in no way be deemed a waiver by TV Games of any of its rights with regard to the Call Units as provided for in the limited liability company agreement of AGN.

       2.5 Rights Prior Transfer of Call Units. Notwithstanding anything set forth in this Article II to the contrary, Venturer shall retain all right, title and interest in the Call Units (including, without limitation, all rights to vote the Call Units and to receive distributions thereon) until the consideration therefor has been delivered to Venturer in accordance with the terms of this Article II.

       2.6 Effect of State and Federal Law. Notwithstanding any provisions set forth in this Article II to the contrary, Venturer shall not be obligated to sell the Call Units if upon MMG's exercise of the Call Option, the delivery of the MMG Shares would not be in compliance with all applicable Federal and state securities laws. In such event, the Call Option Period shall be extended for an additional six (6) months. MMG shall take all commercially reasonable actions to enable MMG to issue the MMG Shares in compliance with such Federal and state securities laws, whether pursuant to a registration statement covering the MMG shares or pursuant to an exemption from such registration requirements. MMG agrees to pay all costs and expenses associated with the registration of the MMG Shares, including reasonable attorney's fees; provided that if the delivery of the MMG Shares would not be deemed an exempt transaction under Federal and state securities laws solely by reason of Venturer or, if applicable, its members failing to be an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended (the "Act"), Venturer or, if applicable, its members agree to pay all such costs and expenses.

                                  ARTICLE III

                                   Put Right

       3.1 Put Option. During the one (1) year period following the first anniversary of the Effective Date (the "Put Option Period"), Venturer shall have the right, but not the obligation, to cause MMG to purchase (the "Put Option"), and MMG shall purchase, all of Venturer's right, title and interest in AGN, no more and no less, (collectively, the "Put Units") upon delivery of written notice (the "Put Notice") to MMG of Venturer's intent to exercise its Put Option.

       3.2 Purchase Price. In consideration of the sale of the Put Units, at the Closing MMG shall deliver the MMG Shares to Venturer or, at Venturer's election, to the members of Venturer in proportion to their respective interests in Venturer.

       3.3 Closing. The closing of any purchase of the Put Units by MMG shall take place at 10:00 A.M., local Oklahoma time, on the tenth (10th) Business Day after the date of the Put Notice (the "Put Closing"). At the Put Closing, Venturer shall deliver to MMG the Put Units, free and clear of all Liens, and MMG shall deliver to Venturer or Venturer's members, as the case may be, the MMG Shares, free and clear of all Liens. MMG represents and warrants to Venturer and its members that the MMG Shares shall be duly authorized, validly issued and non-assessable, when issued pursuant to this Agreement. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

       3.4 Failure to Exercise Put Option. Failure of Venturer to exercise its Put Option pursuant to this Article III within the Put Option Period shall in no way be deemed a waiver of Venturer of any of its rights with regard to the Put Units as provided for in the limited liability company agreement of AGN.

       3.5 Rights Prior Transfer of Put Units. Notwithstanding anything set forth in this Article III to the contrary, Venturer shall retain all right, title and interest in the Put Units (including, without limitation, all rights to vote the Put Units and to receive distributions thereon) until the consideration therefor has been delivered to the Venturer in accordance with the terms of this Article III.

       3.6 Effect of State and Federal Law. Notwithstanding any provisions set forth in this Article III to the contrary, MMG shall not be obligated to purchase the Put Units if the delivery of the MMG Shares would not be deemed an exempt transaction under Federal and state securities laws solely by reason of Venturer or, if applicable, its members failing to be an "accredited investor" as defined in Rule 501 of the Act.

                                   ARTICLE IV

                                 Miscellaneous

       4.1 Termination. This Agreement shall terminate on the earlier of (a) the tenth anniversary of the execution and delivery hereof, (b) the consummation of a transaction pursuant to Article II hereof, (c) the consummation of a transaction pursuant to Article III hereof or (d) by mutual written consent of MMG and Venturer.

       4.2 Representations. Each of the parties hereto represents that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

       4.3 Certain Remedies. Without intending to limit the remedies available to any of the parties hereto, each of the parties hereto agrees that damages at law will be an insufficient remedy in the event such party violates the terms hereof and each of the parties hereto further agrees that each of the other parties hereto may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of such party's agreements set forth herein.

       4.4 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of both MMG and Venturer.

       4.5 Transfer of MMG Shares. If the MMG Shares are not registered under the Act, Venturer and, if applicable, Venturer's members agree that the MMG Shares may not be sold, transferred, assigned, hypothecated or otherwise disposed of until a registration statement with respect thereto is declared effective under the Act or MMG receives an opinion of counsel reasonably satisfactory to counsel to MMG that an exemption from the registration requirements of the Act is available. Unless such a registration statement is effective, the MMG Shares may be transferred only to a Person, who at the time of transfer, is reasonably believed to be an "accredited investor" as defined in Rule 501 of the Act (a "Permitted Transferee").

       Each certificate for the MMG Shares shall bear a legend substantially similar to the following:

              THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED OR SOLD EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

       4.6 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by telecopy, by hand, by reputable overnight courier or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to any Stockholder, to such Stockholder at its address set forth below its signature to this Agreement (or to such other address as such Stockholder shall have specified in writing to the party giving any such notice or sending any such communication). All such notices shall be conclusively deemed to be received and shall be effective, (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy ,upon dispatch thereof, answerback received or (iii) if sent by registered or certified mail, on the third day after the day on which such notice is mailed or (iv) if sent by overnight courier, on the next Business Day after the day on which such notice was sent.

       4.7 Benefit; Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the prior written consent of the nonassigning party. Nothing in this Agreement either express or implied is intended to confer on any person other than the parties hereto, Venturer's members and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

       4.8 Miscellaneous. This Agreement sets forth the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, regardless of any investigation made by any party hereto or on such party's behalf. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Delaware without giving effect to principals of conflicts of laws. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.



                                         Multimedia Games, Inc.


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


                                         7535 South Lewis, Suite 302
                                         Tulsa, Oklahoma
                                         Attn: Gordon Graves
                                         Fax: (918) 494-0177


                                         AGN Venturer L.L.C.


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

                                         Address:
                                         c/o G-V Capital Corp.
                                         150 Vanderbilt Motor Parkway
                                         Suite 311
                                         Hauppague, New York 11788
                                         Fax: (516) 273-0047